Apollo Investment Corporation
Amends, Extends and Upsizes Its Senior Secured Revolving Credit Facility

Reduced Asset Coverage Requirement from 200% to 150%
Extended Final Maturity by Approximately 2 Years
Increased Commitments by $400 Million to $1.59 Billion

New York, NY – November 20, 2018 – Apollo Investment Corporation (NASDAQ: AINV) (the “Company”) announced today that it has amended, extended and upsized its senior secured revolving credit facility (the “Senior Secured Facility”). The amendment reduces the Company’s minimum asset coverage financial covenant from 200% to 150% and includes certain related changes to the borrowing base calculation. This amendment follows the passage of the Small Business Credit Availability Act (“SBCA Act”) in March 2018 and the Company’s Board of Directors’ adoption of the reduction in the asset coverage requirement in April 2018 which will become effective on April 4, 2019. There was no change in the borrowing cost in connection with the amendment. Lender commitments to the Senior Secured Facility increased by $400 million from $1.19 billion to $1.59 billion. In addition, the final maturity date of the Senior Secured Facility was extended by approximately 2 years from December 21, 2021 to November 19, 2023.

For further information, please see the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2018.

“We are now prepared to execute our plan to use the reduction in our asset coverage requirement. As previously communicated, we intend to utilize the incremental investment capacity to shift our portfolio mix to more senior first lien floating rate loans sourced by the Apollo Direct Origination platform” said Howard Widra, Chief Executive Officer of the Company.

Mr. Gregory W. Hunt, the Company’s Chief Financial Officer commented, “We greatly appreciate the support of our lenders in this important amendment to our facility which allows us to execute our low risk portfolio growth strategy. We intend to prudently increase leverage over the next 18 to 24 months with a target debt-equity ratio of 1.25x to 1.40x.”

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact

Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
(212) 822-0625
ebesen@apollo.com